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                                                                    EXHIBIT 99.1

BCP A DELAWARE LIMITED PARTNERSHIP
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BORDEN CHEMICALS and PLASTICS
BCP Management, Inc., Partner

FOR IMMEDIATE RELEASE                                   Contact
July 8, 1998                                            Peter F. Loscocco
                                                        614/225-4482

Borden Chemicals and Plastics Obtains
Covenant Waivers For Credit Facility

        Columbus, Ohio (July 8, 1998) -- Borden Chemicals and Plastics Limited Partnership (NYSE: BCU) announced today that it has reached agreement with participant banks on certain waivers and amendments to maintain its $100 million revolving credit facility.

        The waivers excuse Borden Chemicals and Plastics for the anticipated non-compliance with certain financial covenants of the credit agreement at the end of the seconds quarter, 1998. In addition, the partnership and participant banks have agreed on revised convenants for the third and fourth quarters of 1998 and the first quarter of 1999. Adverse business conditions across the partnership, three lines of business -- PVC resins, methanol and nitrogen products - have significantly reduced operating margins for the past several quarters, leading to the discussion, with the bank group.

        "We are pleased to have reached this agreement with our banks, which will permit our continued access to the credit facility during the current industry downturn," said Christopher L. Nagel, chief financial officer for the partnership.

        Borden Chemicals and Plastics expects to report its financial results for the second quarter on Wednesday, July 15.

Forward-Looking Statements
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        This news release contains forward-looking statements subject to the
"safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These include statements regarding the Partnership's continued access to credit to meet future business needs. These forward-looking statements are based on a number of assumptions and forecasts, and actual results may be materially different from those expressed or implied by such statements. Factors affecting future results include, but are not limited to, changes in the demand for and pricing of products, changes in industry production capacities, and changes in the supply of and costs of significant raw materials. Discussion of these and other factors and risks are discussed in detail in the Partnership's Form 10-K annual report filed with the Securities and Exchange Commission.

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